Exhibit 99.A

News For Immediate Release
El Paso Corporation Reports Fourth Quarter and Full-Year Financial and Operational Results
HOUSTON, TEXAS, February 26, 2009—El Paso Corporation (NYSE:EP) is today reporting fourth quarter and full-year 2008 financial and operational results for the company.
–	$1.31 adjusted full-year diluted earnings per share (EPS) versus $1.00 in 2007

–	$1.24 reported loss per diluted share from continuing operations for 2008 versus $0.57 reported income in 2007

–	$0.21 adjusted fourth quarter 2008 diluted EPS versus $0.27 in 2007

–	Fourth quarter 2008 reported loss of $2.43 per diluted share versus earnings of $0.21 in 2007

–	Pipeline fourth quarter 2008 earnings before interest expense and taxes (EBIT) and throughput up 4 percent and 1 percent, respectively, from fourth quarter 2007

–	Exploration & Production (E&P) had a $2.5 billion fourth quarter 2008 EBIT loss, including $2.7 billion of pre-tax non-cash full cost ceiling test charges, a $0.1 billion non-cash impairment related to the company’s investment in Four Star Oil & Gas Company (Four Star), and $0.2 billion of mark-to-market (MTM) gains on derivative contracts not designated as accounting hedges

–	Fourth quarter production 752 million cubic feet equivalent per day (MMcfe/d), including unconsolidated affiliate volumes of 73 MMcfe/d, which includes production losses of 53 MMcfe/d due to Hurricane Ike

–	$2.2 billion of liquidity at December 31, 2008, which has since risen to $3.3 billion
“We had very solid results in 2008, despite a challenging business environment during the second half of the year,” said Doug Foshee, president and chief executive officer of El Paso Corporation. “We were successful on the pipeline expansion front, increasing our committed project backlog to $8 billion and placing seven pipeline projects in service. At the same time, we recorded our best-ever safety performance. On the E&P side, we had success with the drill bit. Prior to revisions, we added 595 Bcfe to our proved reserves and reduced our reserve replacement costs to $2.87 per Mcfe.

Foshee added, “We also acted aggressively to meet the challenges of the current economic environment by adding $1.9 billion of liquidity over the past several months primarily through debt offerings, a new revolving credit facility, and non-core asset sales.”
A summary of financial results for the quarters and 12-month periods ended December 31, 2008 and 2007 is as follows:

			Twelve Months
	Quarters Ended		Ended
Financial Results	December 31,		December 31,
($ in millions, except per share amounts)	2008	2007	2008	2007

Income (loss) from continuing operations	$(1,678)	$160	$(823)	$436
Discontinued operations, net of income taxes	—	—	—	674

Net income (loss)	(1,678)	160	(823)	1,110
Preferred stock dividends	9	9	37	37

Net income (loss) available to common stockholders	$(1,687)	$151	$(860)	$1,073

Basic per common share amounts
Income (loss) from continuing operations	$(2.43)	$0.22	$(1.24)	$0.57
Discontinued operations	—	—	—	0.97

Net income (loss) per common share	$(2.43)	$0.22	$(1.24)	$1.54

Diluted per common share amounts
Income (loss) from continuing operations	$(2.43)	$0.21	$(1.24)	$0.57
Discontinued operations	—	—	—	0.96

Net income (loss) per common share	$(2.43)	$0.21	$(1.24)	$1.53

Items Impacting Quarterly Results
Fourth quarter 2008 and 2007 net income includes the following items:

Fourth Quarter 2008	Before	After	Diluted
($ millions, except per share amounts)	Tax	Tax	EPS

Net income (loss) available to common stockholders		$(1,687)	$(2.43)
Adjustments[1]
Ceiling test charges and Four Star impairment	$2,785	$2,015	$2.90
Change in fair value of power contracts	(37)	(24)	(0.03)
Change in fair value of legacy indemnification	(16)	(10)	(0.01)
Legal restructuring benefit	—	(40)	(0.06)

MTM impact of E&P derivatives [2]	(164)	(105)	(0.15)
Change in fair value of production-related derivatives in Marketing	(9)	(6)	(0.01)

Adjusted EPS — continuing operations[3]			$0.21

[1]	Assumes a 36 percent tax rate, except for international portion of ceiling test charges, and 694 million diluted shares

[2]	Consists of $201 million of MTM gains on derivatives, adjusted for $37 million of realized gains from cash settlements

[3]	Based upon 754 million fully diluted shares and includes income impact from dilutive securities

Fourth Quarter 2007	Before	After	Diluted
($ millions, except per share amounts)	Tax	Tax	EPS

Net income available to common stockholders		$151	$0.21
Adjustments[1]
Change in fair value of power contracts	$34	$22	$0.03
Brazilian power impairments	8	8	0.01

Change in fair value of production-related derivatives in Marketing	26	17	0.02

Adjusted EPS—continuing operations[2]			$0.27

[1]	Assumes a 36 percent tax rate, except for Brazilian power impairments, and 759 million diluted shares

[2]	Based upon 759 million fully diluted shares and includes income impact from dilutive securities
Financial Results — Twelve Months Ended December 31, 2008
For the 12 months ended December 31, 2008, El Paso reported a net loss available to common stockholders of $860 million, or $1.24 per diluted share, compared with net income of $1,073 million, or $1.53 per diluted share, for full-year 2007, which includes a $674 million, or $0.96 per share, gain on the sale of ANR and related assets. Earnings for 2008 and 2007, after adjusting for the impacts of production-related derivatives, ceiling test charges and other items, were $1.31 and $1.00 per diluted share, respectively. A schedule of items affecting annual results is listed as an appendix to this release.

Business Unit Financial Update
Segment EBIT Results

	Quarters Ended		Twelve Months Ended
	December 31,		December 31,
($ in millions)	2008	2007	2008	2007

Pipeline Group	$319	$308	$1,273	$1,265
Exploration and Production	(2,526)	263	(1,448)	909
Marketing	27	(64)	(104)	(202)
Power	(3)	(4)	1	(37)
Corporate and Other	49	(20)	124	(283)

	$(2,134)	$483	$(154)	$1,652

Pipeline Group
The Pipeline Group’s EBIT for the quarter ended December 31, 2008 was $319 million, compared with $308 million for the same period in 2007. EBIT before minority interest associated with El Paso Pipeline Partners, L.P. (NYSE: EPB), which completed its initial public offering in November 2007, was $330 million, a 6 percent increase from 2007 levels. Fourth quarter 2008 results benefited from higher reservation revenues due to several expansion projects that went into service in late 2007 and 2008 and additional capacity sales, offset by an $18 million unfavorable impact related to higher maintenance costs caused by Hurricanes Ike and Gustav. El Paso expects to incur additional hurricane repair costs in 2009.

	Quarters Ended
Pipeline Group Results	December 31,
($ in millions)	2008	2007

EBIT before minority interest	$330	$311
Minority interest	(11)	(3)

EBIT	$319	$308
DD&A	$100	$94

Total throughput (BBtu/d)[1]	19,067	18,797

[1]	Includes proportionate share of jointly owned pipelines
Exploration and Production
The Exploration and Production segment reported an EBIT loss of $2.5 billion for the quarter ended December 31, 2008, compared with EBIT of $263 million for the same period in 2007. Fourth quarter 2008 EBIT includes $2.7 billion of non-cash full cost ceiling test charges in the company’s domestic and Brazilian full cost pools, which was based on the December 31, 2008 spot natural gas and oil prices, as well as a $125 million non-cash impairment related to the company’s investment in Four Star. Excluding the $2.8 billion of non-cash fourth quarter charges, EBIT decreased approximately $4 million compared to the same period in 2007. The decrease was primarily due to lower production volumes and lower realized commodity prices, partially offset by MTM gains associated with derivative hedging contracts and lower DD&A expense. Fourth quarter 2008 production volumes averaged 752 MMcfe/d, including 73 MMcfe/d of unconsolidated affiliate volumes. Production volumes were negatively impacted by the loss of 53 MMcfe/d due to Hurricane Ike. Fourth quarter 2007 production volumes averaged 924 MMcfe/d, including 77 MMcfe/d of unconsolidated affiliate volumes. Fourth quarter 2007 production volumes also included 110 MMcfe/d associated with properties sold in the first quarter of 2008. Total per-unit cash operating costs increased to an average of $2.09 per thousand cubic feet equivalent (Mcfe) in fourth quarter 2008, compared with $1.83 per Mcfe for the same 2007 period due to lower production volumes, partially offset by lower cash operating costs.
Exploration and Production Results

	Quarters Ended
	December 31,
($ in millions, except price and unit cost amounts)	2008	2007

Natural gas, oil, condensate and NGL revenue	$411	$631
Changes in fair value of derivative contracts[1]	201	6
Other revenues	11	8

Total operating revenues	$623	$645
Operating expenses	(3,016)	(393)
Other income (expenses)[2]	(133)	11

EBIT	$(2,526)	$263
DD&A	$199	$227
Consolidated volumes:
Natural gas sales volumes (MMcf/d)	587	708
Oil, condensate, and NGL sales volumes (MBbls/d)	15	23

Total consolidated equivalent sales volumes (MMcfe/d)	679	847
Four Star total equivalent sales volumes (MMcfe/d)[3]	73	77

Weighted average realized prices including hedges Natural gas ($/Mcf)	$6.26	$7.16
Oil, condensate, and NGL ($/Bbl)	$51.19	$77.47

Transportation costs
Natural gas ($/Mcf)	$0.28	$0.24
Oil, condensate, and NGL ($/Bbl)	$0.94	$0.96
Per-unit costs ($/Mcfe)
DD&A	$3.19	$2.91
Cash operating cost[4]	$2.09	$1.83

[1]	Represents the income effect of contracts not designated as accounting hedges

[2]	2008 includes a $125 million non-cash impairment of the company’s investment in Four Star

[3]	Four Star is an equity investment. Amounts disclosed represent the company’s proportionate share

[4]	Includes direct lifting costs, production taxes, G&A expenses, and taxes other than production and income

Hedge Positions
As of February 23, 2009, El Paso had derivative positions that provide price protection for approximately 75 percent of its estimated 2009 domestic natural gas production. The natural gas positions have an average floor price of $9.02 per million British thermal unit (MMBtu) on 176 trillion British thermal units (TBtu) and an average ceiling price of $14.97 per MMBtu on 151 TBtu. The company has fixed-price hedges on 1.5 million barrels with an average price of $45.00 per barrel. In February, the company monetized its 3.1 million barrels of 2009 fixed price oil swaps ($110 per barrel) for approximately $186 million. For 2010, El Paso has natural gas positions that provide an average floor price of $6.79 per MMBtu on 47 TBtu. Further information on the company’s hedging activities will be available in El Paso’s 2008 Form 10-K.
Other Operations
Marketing
The Marketing segment reported EBIT of $27 million for the quarter ended December 31, 2008, compared with an EBIT loss of $64 million for the same period in 2007. Changes in the fair value of derivatives intended to manage the price risk of the company’s natural gas and oil production resulted in a 2008 fourth quarter gain of $9 million compared to a 2007 fourth quarter loss of $26 million. Fourth quarter 2008 also includes a $37 million MTM gain on remaining Pennsylvania-New Jersey-Maryland power contracts, compared with a fourth quarter 2007 loss of $34 million.
Power
The Power segment reported an EBIT loss of $3 million for the quarter ended December 31, 2008, compared with an EBIT loss of $4 million for the same period in 2007. Fourth quarter 2007 results included impairments of $8 million on the company’s Manaus and Rio Negro power plants in Brazil, which were transferred to the power purchaser on January 15, 2008. During the first quarter of 2009, El Paso closed on the sale of its interest in the Porto Velho power generation facility in Brazil for $178 million, completing the sale of all of its power assets in Brazil. El Paso received $100 million in cash and $78 million in notes.
Corporate and Other
During the fourth quarter of 2008, Corporate and Other reported EBIT of $49 million, compared with an EBIT loss of $20 million for the same period in 2007. Fourth quarter 2008 results were impacted by a gain of approximately $16 million on the sale of the company’s South Boston terminal and a MTM gain of $16 million related to changes in fair value of a legacy indemnification from the sale of an ammonia facility.
Detailed operating statistics for each of El Paso’s businesses will be posted at www.elpaso.com in the Investors section.
Webcast Information
El Paso Corporation has scheduled a live webcast of a review of its 2008 results and guidance for 2009 on February 26, 2009, beginning at 10 a.m. Eastern Time, 9 a.m. Central Time, which may be accessed online through El Paso’s Web site at www.elpaso.com in the Investors section. During the webcast, management will refer to slides that will be posted on the Web site. The slides will be available one hour before the webcast and can be accessed in the Investors section. A limited number of telephone lines will also be available to participants by dialing (888) 710-3574 (conference ID # 85245286) 10 minutes prior to the start of the webcast.
A replay of the webcast will be available online through the company’s Web site in the Investors section. A telephone audio replay will be also available through March 5, 2009, by dialing (800) 642-1687 (conference ID # 85245286). If you have any questions regarding this procedure, please contact Margie Fox at (713) 420-2903.
Disclosure of Non-GAAP Financial Measures
The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. In the event of such a disclosure or release, Regulation G requires (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The required presentations and reconciliations are attached, or included in the body of this release. Additional detail regarding non-GAAP financial measures can be reviewed in El Paso’s full operating statistics, which will be posted at www.elpaso.com in the Investors section.
El Paso uses the non-GAAP financial measure “earnings before interest expense and income taxes” or “EBIT” to assess the operating results and effectiveness of the company and its business segments. The company defines EBIT as net income (loss) adjusted for (i) items that do not impact its income (loss) from continuing operations, such as extraordinary items and discontinued operations; (ii) income taxes; and (iii) interest and debt expense. The company excludes interest and debt expense so that investors may evaluate the company’s operating results without regard to its financing methods or capital structure. El Paso’s business operations consist of both consolidated businesses as well as investments in unconsolidated affiliates. As a result, the company believes that EBIT, which includes the results of both these consolidated and unconsolidated operations, is useful to its investors because it allows them to evaluate more effectively the performance of all of El Paso’s businesses and investments. Exploration and Production per-unit total cash costs or cash operating costs equal total operating expenses less DD&A, transportation costs, ceiling test charges, and cost of products and services divided by total production. It is a valuable measure of operating efficiency. For 2008, Adjusted EPS is earnings per share from continuing operations excluding the gain or loss related to the change in fair value of an indemnification from the sale of an ammonia plant in 2005, the gain related to an adjustment of the liability for indemnification of medical benefits for retirees of the Case Corporation, the gain related to the disposition of a portion of the company’s investment in its telecommunications business, changes in fair value of power contracts, changes in fair value of the production-related derivatives in Marketing, impact of mark-to-market E&P derivatives, ceiling test charges and Four Star impairment, other legacy litigation adjustments, legal restructuring benefit, and the effect of the change in the number of diluted shares. For 2007, Adjusted EPS is earnings per share from continuing operations excluding changes in fair value of production-related derivatives in Marketing, the loss related to Brazilian power impairments, changes in the fair value of power contracts, the gain related to the crude oil trading liability, the loss related to an adjustment of the liability for indemnification of medical benefits for retirees of the Case Corporation, debt repurchase costs, and the effect of the change in the number of diluted shares. Adjusted EPS is useful in analyzing the company’s on-going earnings potential.
El Paso believes that the non-GAAP financial measures described above are also useful to investors because these measurements are used by many companies in the industry as a measurement of operating and financial performance and are commonly employed by financial analysts and others to evaluate the operating and financial performance of the company and its business segments and to compare the operating and financial performance of the company and its business segments with the performance of other companies within the industry.
These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements.
El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. El Paso owns North America’s largest interstate natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.
Cautionary Statement Regarding Forward-Looking Statements
This release includes certain forward-looking statements and projections. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in unaudited and/or unreviewed financial information; our ability to meet our 2009 debt maturities; volatility in, and access to, the capital markets; our ability to implement and achieve our objectives in our 2009 plan, including achieving our earnings and cash flow targets; the effects of any changes in accounting rules and guidance; our ability to meet production volume targets in our Exploration and Production segment; our ability to comply with the covenants in our various financing documents; our ability to obtain necessary governmental approvals for proposed pipeline and E&P projects and our ability to successfully construct and operate such projects; the risks associated with recontracting of transportation commitments by our pipelines; regulatory uncertainties associated with pipeline rate cases; actions by the credit rating agencies; the successful close of our financing transactions; our ability to close asset sales, as well as transactions with partners on one or more of our expansion projects that are included in the plan on a timely basis; credit and performance risk of our lenders, trading counterparties, customers, vendors and suppliers ;changes in commodity prices and basis differentials for oil, natural gas, and power; our ability to obtain targeted cost savings in our businesses; inability to realize anticipated synergies and cost savings on a timely basis or at all; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located, including the risk of a global recession and negative impact on natural gas demand; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.
Certain of the production information in this press release include the production attributable to El Paso’s 49 percent interest in Four Star Oil & Gas Company (“Four Star”). El Paso’s Supplemental Oil and Gas disclosures, which are included in its Annual Report on Form 10-K, reflect its proportionate share of the proved reserves of Four Star separate from its consolidated proved reserves. In addition, the proved reserves attributable to its proportionate share of Four Star represent estimates prepared by El Paso and not those of Four Star.
Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Media Relations
Bill Baerg, Manager
Office: (713) 420-2906

Appendix to El Paso Corporation February 26, 2009 Earnings Press Release
Items Impacting full year results

Twelve Months Ended December 31, 2008	Before	After	Diluted
($ millions, except per share amounts)	Tax	Tax	EPS

Net income (loss) available to common stockholders		$(860)	$(1.24)
Adjustments[1]
Ceiling test charges and Four Star impairment	$2,794	$2,024	$2.90
Change in fair value of power contracts	46	29	0.04
Change in fair value of legacy indemnification	30	19	0.03
Case Corporation indemnification	(65)	(27)	(0.04)
Other legacy litigation adjustments	(23)	(26)	(0.03)
Gain on sale of portion of telecommunications business	(18)	(12)	(0.01)
Legal restructuring benefit	—	(40)	(0.06)
Effect of change in number of diluted shares	—	—	(0.06)

Change in fair value of production-related derivatives in Marketing	50	32	0.04

MTM impact of E&P derivatives [2]	(287)	(183)	(0.26)

Adjusted EPS – continuing operations[3]			$1.31

[1]	Assumes a 36 percent tax rate, except for Case Corporation indemnification, other legacy litigation adjustments, and international portion of ceiling test charges, and 696 million diluted shares

[2]	Consists of $305 million of MTM gains on derivatives, adjusted for $18 million of realized gains from cash settlements

[3]	Based upon 766 million fully diluted shares and includes income impact from dilutive securities

Twelve Months Ended December 31, 2007	Before	After	Diluted
($ millions, except per share amounts)	Tax	Tax	EPS

Net income available to common stockholders		$1,073	$1.53
Adjustments[1]
Sale of ANR and related assets	$(1,043)	$(674)	$(0.96)
Crude oil trading liability	(77)	(49)	(0.07)
Brazilian power impairments	72	72	0.10
Change in fair value of power contracts	77	49	0.07
Case Corporation indemnification	11	7	0.01
Debt repurchase costs	291	186	0.27
Effect of change in number of diluted shares	—	—	(0.03)
Change in fair value of production-related derivatives in Marketing	89	57	0.08

Adjusted EPS – continuing operations[2]			$1.00

[1]	Assumes a 36 percent tax rate, except for Brazilian power impairments and sale of ANR and related assets, and 699 million diluted shares

[2]	Based upon 757 million fully diluted shares and includes income impact from dilutive securities

EL PASO CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per common share amounts)
(UNAUDITED)

	Quarters Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Operating revenues	$1,343	$1,262	$5,363	$4,648

Operating expenses
Cost of products and services	50	75	245	245
Operation and maintenance	316	355	1,190	1,333
Ceiling test charges	2,661	—	2,669	—
Depreciation, depletion and amortization	302	326	1,205	1,176
Taxes, other than income taxes	54	64	284	249

	3,383	820	5,593	3,003

Operating income (loss)	(2,040)	442	(230)	1,645

Earnings (loss) from unconsolidated affiliates	(93)	26	48	101
Loss on debt extinguishment	—	(4)	—	(291)
Other income, net	10	24	62	203
Minority Interests	(11)	(5)	(34)	(6)

	(94)	41	76	7

Earnings (loss) before interest expense, income taxes, and other charges	(2,134)	483	(154)	1,652

Interest and debt expense	(239)	(252)	(914)	(994)

Income (loss) before income taxes from continuing operations	(2,373)	231	(1,068)	658

Income tax expense (benefit)	(695)	71	(245)	222

Income (loss) from continuing operations	(1,678)	160	(823)	436

Discontinued operations, net of income taxes	—	—	—	674

Net income (loss)	(1,678)	160	(823)	1,110

Preferred stock dividends	9	9	37	37

Net income (loss) available to common stockholders	$(1,687)	$151	$(860)	$1,073

Earnings (loss) per common share
Basic
Income (loss) from continuing operations	$(2.43)	$0.22	$(1.24)	$0.57
Discontinued operations, net of income taxes	—	—	—	0.97

Net income (loss) per common share	$(2.43)	$0.22	$(1.24)	$1.54

Diluted
Income (loss) from continuing operations	$(2.43)	$0.21	$(1.24)	$0.57
Discontinued operations, net of income taxes	—	—	—	0.96

Net income (loss) per common share	$(2.43)	$0.21	$(1.24)	$1.53

Weighted average common shares outstanding
Basic	694	697	696	696

Diluted	694	759	696	699

Dividends declared per common share	$0.05	$0.04	$0.18	$0.16

EL PASO CORPORATION
SEGMENT INFORMATION
(UNAUDITED)

	2008				2007				Year-to-Date
(In millions)	First	Second	Third	Fourth	First	Second	Third	Fourth	2008	2007

Operating revenues
Pipelines	$720	$646	$628	$690	$644	$614	$586	$650	$2,684	$2,494
Exploration and Production	603	655	881	623	505	575	575	645	2,762	2,300
Marketing	(57)	(146)	89	31	(135)	(16)	(9)	(59)	(83)	(219)
Power	—	—	—	—	—	—	—	—	—	—
Corporate and other, including eliminations (1)	3	(2)	—	(1)	8	25	14	26	—	73

Consolidated total	$1,269	$1,153	$1,598	$1,343	$1,022	$1,198	$1,166	$1,262	$5,363	$4,648

Depreciation, depletion and amortization
Pipelines	$99	$99	$97	$100	$94	$91	$94	$94	$395	$373
Exploration and Production	212	197	191	199	170	189	194	227	799	780
Marketing	—	—	—	—	1	1	—	1	—	3
Power	—	—	—	1	—	—	1	—	1	1
Corporate and other (1)	2	2	4	2	6	5	4	4	10	19

Consolidated total	$313	$298	$292	$302	$271	$286	$293	$326	$1,205	$1,176

Operating income (loss)
Pipelines	$357	$263	$241	$291	$324	$276	$234	$277	$1,152	$1,111
Exploration and Production	226	281	528	(2,393)	177	229	228	252	(1,358)	886
Marketing	(60)	(154)	82	29	(136)	(20)	(13)	(65)	(103)	(234)
Power	(8)	(5)	(5)	(4)	(5)	(9)	(9)	(3)	(22)	(26)
Corporate and other (1)	35	36	(7)	37	(25)	(25)	(23)	(19)	101	(92)

Consolidated total	$550	$421	$839	$(2,040)	$335	$451	$417	$442	$(230)	$1,645

Earnings (losses) before interest expense and income taxes (EBIT)
Pipelines	$381	$295	$278	$319	$364	$318	$275	$308	$1,273	$1,265
Exploration and Production	242	304	532	(2,526)	179	235	232	263	(1,448)	909
Marketing	(60)	(153)	82	27	(135)	5	(8)	(64)	(104)	(202)
Power	(2)	12	(6)	(3)	18	16	(67)	(4)	1	(37)
Corporate and other (1)	39	41	(5)	49	(210)	(104)	51	(20)	124	(283)

Consolidated total	$600	$499	$881	$(2,134)	$216	$470	$483	$483	$(154)	$1,652

	Fourth Quarter 2008		Fourth Quarter 2007
	Total	Per Unit	Total	Per Unit
E&P Cash Costs	($MM)	($/Mcfe)	($MM)	($/Mcfe)

Total operating expense	$3,017	$48.26	$393	$5.04
Depreciation, depletion and amortization	(199)	(3.19)	(227)	(2.91)
Transportation Costs	(16)	(0.27)	(19)	(0.24)
Cost of products & services	(10)	(0.16)	(5)	(0.06)
Other	(2,660)	(42.55)	—	—

Per unit cash costs(2)		$2.09		$1.83

Total equivalent volumes (Mmcfe)(2)	62,513		77,914

(1)	Includes our corporate businesses, telecommunications business and residual assets and liabilities of previously sold or discontinued businesses.

(2)	Excludes volumes and costs associated with equity investment in Four Star.

4